PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
866-315-9930
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION RELEASES 3RD QUARTER 2016 EARNINGS AND INCREASES DIVIDEND TO $0.50 PER SHARE OF COMMON STOCK

•	GAAP EARNINGS OF $0.92 PER SHARE

•	CORE EARNINGS(1) OF $0.68 PER SHARE

•	GAAP BOOK VALUE OF $16.18 PER SHARE

•	BOARD DECLARES INCREASED FOURTH QUARTER 2016 DIVIDEND OF $0.50 PER SHARE OF COMMON STOCK

•	BOARD DECLARES A FOURTH QUARTER 2016 DIVIDEND OF $0.42222 PER SHARE OF 8% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
“We are seeing the full impact of the three loan securitizations Chimera sponsored in the second quarter of 2016. We expect the securities Chimera created and retained from the loan securitizations to contribute to stable and steady earnings for several years” said Matthew Lambiase, Chimera’s CEO and President. “We continue to seek similar opportunities in residential mortgage credit investments that will be accretive to Chimera’s earnings.”

The Board of Directors of Chimera announced the declaration of its fourth quarter cash dividend of $0.50 per common share. The dividend is payable January 27, 2017, to common stockholders of record on December 30, 2016. The ex-dividend date is December 28, 2016.

The Board of Directors of Chimera also announced the declaration of its fourth quarter cash dividend of $0.42222 per share of 8% Series A Cumulative Redeemable Preferred Stock. The dividend is payable December 30, 2016 to preferred shareholders of record on December 1, 2016. The dividend is the first dividend being paid by Chimera on the Series A Cumulative Redeemable Preferred Stock and is payable for the partial period beginning on the original issuance date of October 14, 2016 and ending on December 30, 2016.

(1) Core earnings is a non-GAAP measure. See additional discussion on page 4.

Other Information

Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in real estate finance. We were incorporated in Maryland on June 01, 2007 and commenced operations on November 21, 2007. We invest, either directly or indirectly through our subsidiaries, in RMBS, residential mortgage loans, Agency CMBS, commercial mortgage loans, real estate-related securities and various other asset classes. We have elected and believe that we are organized and have operated in a manner that enables us to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
Please visit www.chimerareit.com and click on Investor Relations for additional information about us.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	September 30, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$156,608	$114,062
Non-Agency RMBS, at fair value	3,437,235	3,675,841
Agency MBS, at fair value	4,362,550	6,514,824
Securitized loans held for investment, at fair value	8,909,037	4,768,416
Accrued interest receivable	84,328	66,247
Other assets	216,790	189,796
Derivatives, at fair value, net	2,153	15,460
Total assets (1)	$17,168,701	$15,344,646
Liabilities:
Repurchase agreements, MBS ($7.3 billion and $8.8 billion pledged as collateral, respectively)	$5,817,519	$7,439,339
Securitized debt, collateralized by Non-Agency RMBS ($1.9 billion and $2.1 billion pledged as collateral, respectively)	380,715	529,415
Securitized debt at fair value, collateralized by loans held for investment ($8.9 billion and $4.8 billion pledged as collateral, respectively)	7,191,462	3,720,496
Payable for investments purchased	578,499	560,641
Accrued interest payable	49,743	37,432
Dividends payable	90,645	90,097
Accounts payable and other liabilities	15,309	11,404
Derivatives, at fair value	8,009	9,634
Total liabilities (1)	14,131,901	12,398,458

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock: par value $0.01 per share; 100,000,000 shares authorized, 0 shares issued and outstanding, respectively	$—	$—
Common stock: par value $0.01 per share; 300,000,000 shares authorized, 187,729,765 and 187,711,868 shares issued and outstanding, respectively	1,877	1,877
Additional paid-in-capital	3,367,943	3,366,568
Accumulated other comprehensive income	897,703	773,791
Accumulated deficit	(1,230,723)	(1,196,048)
Total stockholders' equity	$3,036,800	$2,946,188
Total liabilities and stockholders' equity	$17,168,701	$15,344,646
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of September 30, 2016 and December 31, 2015, total assets of consolidated VIEs were $10,996,318 and $7,031,278, respectively, and total liabilities of consolidated VIEs were $7,599,439 and $4,262,017, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarter Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net Interest Income:
Interest income (1)	$250,953	$211,876	$673,246	$670,825
Interest expense (2)	94,911	67,910	241,120	194,410
Net interest income	156,042	143,966	432,126	476,415
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(993)	(3,129)	(8,555)	(6,389)
Portion of loss recognized in other comprehensive income	(10,581)	(14,703)	(34,652)	(46,359)
Net other-than-temporary credit impairment losses	(11,574)	(17,832)	(43,207)	(52,748)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	27,628	(71,540)	(51,382)	20,543
Realized gains (losses) on terminations of interest rate swaps	—	—	(60,616)	(99,703)
Net realized gains (losses) on derivatives	(14,268)	(21,160)	(58,934)	(80,023)
Net gains (losses) on derivatives	13,360	(92,700)	(170,932)	(159,183)
Net unrealized gains (losses) on financial instruments at fair value	32,999	(40,955)	80,217	(88,640)
Net realized gains (losses) on sales of investments	3,079	3,539	7,035	42,789
Gains (losses) on Extinguishment of Debt	(45)	(19,915)	(1,811)	(14,836)
Total other gains (losses)	49,393	(150,031)	(85,491)	(219,870)
Other income:
Other income	—	—	95,000	—
Total other income	—	—	95,000	—
Other expenses:
Management fees	—	4,088	—	24,610
Expense recoveries from Manager	—	(1,140)	—	(6,905)
Net management fees	—	2,948	—	17,705
Compensation and benefits	6,911	3,955	19,087	4,482
General and administrative expenses	4,332	8,534	13,073	22,028
Servicing Fees of consolidated VIEs	9,788	6,499	23,139	19,276
Deal Expenses	—	2,426	13,022	5,337
Total other expenses	21,031	24,362	68,321	68,828
Income (loss) before income taxes	172,830	(48,259)	330,107	134,969
Income taxes	13	—	65	—
Net income (loss)	$172,817	$(48,259)	$330,042	$134,969
Net income (loss) per share available to common shareholders:
Basic	$0.92	$(0.24)	$1.76	$0.65
Diluted	$0.92	$(0.24)	$1.76	$0.65
Weighted average number of common shares outstanding:
Basic	187,729,765	197,787,858	187,727,667	202,891,610
Diluted	187,919,792	197,875,408	187,917,694	202,979,160

Dividends declared per share of common stock	$0.48	$0.48	$1.94	$1.44

Comprehensive income (loss):
Net income (loss)	$172,817	$(48,259)	$330,042	$134,969
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(18,364)	16,512	94,059	(121,142)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	11,574	17,832	43,207	52,748
Reclassification adjustment for net realized losses (gains) included in net income	(2,680)	(3,903)	(13,354)	(43,038)
Other comprehensive income (loss)	(9,470)	30,441	123,912	(111,432)
Comprehensive income (loss)	$163,347	$(17,818)	$453,954	$23,537

(1) Includes interest income of consolidated VIEs of $195,488 and $142,053 for the quarters ended September 30, 2016 and 2015, respectively, and interest income of consolidated VIEs of $488,353 and $439,571 for the nine months ended September 30, 2016 and 2015, respectively.
(2) Includes interest expense of consolidated VIEs of $70,715 and $50,837 for the quarters ended September 30, 2016 and 2015, respectively, and interest expense of consolidated VIEs of $168,738 and $148,017 for the nine months ended September 30, 2016 and 2015, respectively.

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, core earnings include interest income and expense as well as realized losses on interest rate swaps used to hedge interest rate risk. Management believes that the presentation of core earnings is useful to investors because it can provide a useful measure of comparability to our other REIT peers, but has important limitations. We believe core earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts:

	For the Quarters Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(dollars in thousands, except per share data)
GAAP Net income	$172,817	$74,127	$83,098	$115,380	$(48,259)
Adjustments:
Net other-than-temporary credit impairment losses	11,574	20,955	10,678	14,696	17,832
Net unrealized (gains) losses on derivatives	(27,628)	(22,100)	101,110	(46,842)	71,540
Net unrealized (gains) losses on financial instruments at fair value	(32,999)	(30,347)	(16,871)	69,793	40,955
Net realized (gains) losses on sales of investments	(3,079)	(6,631)	2,674	(34,285)	(3,539)
(Gains) losses on extinguishment of debt	45	—	1,766	(8,906)	19,915
Realized (gains) losses on terminations of interest rate swaps	—	60,158	458	(754)	—
Net realized (gains) losses on Futures (1)	7,823	(635)	21,609	(9,018)	9,309
Total other (gains) losses	—	—	—	256	—
Other income	—	—	(95,000)	—	—
Core Earnings	$128,553	$95,527	$109,522	$100,320	$107,753

GAAP net income per basic common share	$0.92	$0.39	$0.44	$0.61	$(0.24)
Core earnings per basic common share	$0.68	$0.51	$0.58	$0.53	$0.54

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statement of Operations.

The following tables provide a summary of the Company’s RMBS portfolio at September 30, 2016 and December 31, 2015.

	September 30, 2016
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$3,308,463	$55.95	$78.14	4.0%	15.2%
Senior, interest-only	5,733,457	5.29	5.08	2.0%	11.1%
Subordinated	668,946	69.83	81.74	3.4%	10.2%
Subordinated, interest-only	269,868	5.26	5.00	1.1%	11.4%
Agency MBS
Residential pass-through	2,672,093	105.20	107.09	3.9%	2.7%
Commercial pass-through	1,273,235	102.61	105.56	3.6%	2.9%
Interest-only	3,474,731	4.71	4.52	0.9%	3.7%

	December 31, 2015
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$3,651,869	$57.47	$77.39	3.8%	13.7%
Senior, interest-only	5,426,029	4.95	4.32	1.7%	12.9%
Subordinated	762,466	69.25	79.26	3.2%	8.8%
Subordinated, interest-only	284,931	5.34	3.95	1.2%	10.9%
Agency MBS
Residential pass-through	5,045,418	105.07	104.41	3.7%	2.8%
Commercial pass-through	952,091	102.27	102.28	3.4%	2.9%
Interest-only	6,722,472	4.17	4.06	0.8%	3.4%

(1) Bond Equivalent Yield at period end.

At September 30, 2016 and December 31, 2015, the repurchase agreements collateralized by RMBS had the following remaining maturities.

	September 30, 2016	December 31, 2015
	(dollars in thousands)
Overnight	$—	$—
1 to 29 days	2,856,171	3,312,902
30 to 59 days	432,336	2,501,513
60 to 89 days	920,977	246,970
90 to 119 days	842,876	430,026
Greater than or equal to 120 days	765,159	947,928
Total	$5,817,519	$7,439,339

The following table summarizes certain characteristics of our portfolio at September 30, 2016 and December 31, 2015.

	September 30, 2016	December 31, 2015
Interest earning assets at period-end (1)	$16,708,822	$14,959,081
Interest bearing liabilities at period-end	$13,389,696	$11,689,250
GAAP Leverage at period-end	4.4:1	4.0:1
GAAP Leverage at period-end (recourse)	1.9:1	2.5:1
Economic Leverage at period-end (recourse)	2.1:1	2.7:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	8.9%	10.4%
Senior	3.9%	4.7%
Senior, interest only	1.9%	1.9%
Subordinated	3.0%	3.7%
Subordinated, interest only	0.1%	0.1%
RMBS transferred to consolidated VIEs	7.9%	10.1%
Agency MBS	27.2%	46.0%
Residential	17.9%	37.2%
Commercial	8.3%	6.8%
Interest-only	1.0%	2.0%
Securitized loans held for investment	56.0%	33.5%
Fixed-rate percentage of portfolio	88.0%	84.7%
Adjustable-rate percentage of portfolio	12.0%	15.3%
Annualized yield on average interest earning assets for the periods ended	6.4%	6.0%
Annualized cost of funds on average borrowed funds for the periods ended (2)	2.8%	2.5%
(1) Excludes cash and cash equivalents.
(2) Includes the effect of realized losses on interest rate swaps.

Economic Book Value

The table below presents our estimated economic book value. We believe that the presentation of economic book value is useful to our stockholders as it represents an estimate of the fair value of the assets we own or are able to dispose of, pledge, or otherwise monetize. The estimated economic book value should not be viewed in isolation and is not a substitute for book value computed in accordance with GAAP.

September 30, 2016
(dollars in thousands, except per share data)
GAAP Book Value	$3,036,800
GAAP Book Value per Share	$16.18

Economic Adjustments:
Assets of Consolidated VIEs	(10,816,733)
Non-Recourse Liabilities of Consolidated VIEs	7,572,177
Interests in VIEs eliminated in consolidation	3,004,546

Total Adjustments - Net	(240,010)
Total Adjustments - Net (per share)	(1.28)

Economic Book Value	$2,796,790
Economic Book Value per Share	$14.90

December 31, 2015
(dollars in thousands, except per share data)
GAAP Book Value	$2,946,188
GAAP Book Value per Share	$15.70

Economic Adjustments:
Assets of Consolidated VIEs	(6,908,910)
Non-Recourse Liabilities of Consolidated VIEs	4,249,911
Interests in VIEs eliminated in consolidation	2,462,713

Total Adjustments - Net	(196,286)
Total Adjustments - Net (per share)	(1.05)

Economic Book Value	$2,749,902
Economic Book Value per Share	$14.65

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized Losses on Interest Rate Swaps	Other (2)	Economic Interest Expense	GAAP Net Interest Income	Net Realized Losses on Interest Rate Swaps	Other (1) (2)	Economic Net Interest Income
For the Quarter Ended September 30, 2016	$250,953	$94,911	$4,595	$—	$99,506	$156,042	$(4,595)	$(105)	$151,342
For the Quarter Ended June 30, 2016	$221,096	$83,227	$8,141	$—	$91,368	$137,869	$(8,141)	$(367)	$129,361
For the Quarter Ended March 31, 2016	$201,194	$62,981	$11,220	$—	$74,201	$138,213	$(11,220)	$(448)	$126,545
For the Quarter Ended December 31, 2015	$201,912	$64,954	$11,673	$—	$76,627	$136,958	$(11,673)	$(13)	$125,272
For the Quarter Ended September 30, 2015	$211,876	$67,910	$11,355	$(2,214)	$77,051	$143,966	$(11,355)	$2,103	$134,714
(1) Primarily interest income on cash and cash equivalents.
(2) Other includes $2 million of deferred financing expenses written off during the quarter ended September 30, 2015.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	September 30, 2016			September 30, 2015
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$3,735,142	$29,482	3.2%	$5,935,743	$42,132	2.8%
Non-Agency RMBS	1,404,995	25,879	7.4%	1,450,827	27,579	7.6%
Non-Agency RMBS transferred to consolidated VIEs	1,267,633	61,272	19.3%	1,527,414	65,028	17.0%
Jumbo Prime securitized residential mortgage loans held for investment	383,916	3,025	3.2%	510,708	3,972	3.1%
Seasoned subprime securitized residential mortgage loans held for investment	8,590,865	131,190	6.1%	4,664,014	73,054	6.3%
Total	$15,382,551	$250,848	6.5%	$14,088,706	$211,765	6.0%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Agency repurchase agreements (2)	$3,407,242	$11,606	1.4%	$5,243,274	$18,690	1.4%
Non-Agency repurchase agreements	2,462,140	17,185	2.8%	1,772,806	9,739	2.2%
Securitized debt, collateralized by Non-Agency RMBS	402,657	5,182	5.1%	598,562	9,946	6.6%
Securitized debt, collateralized by jumbo prime residential mortgage loans	287,845	2,288	3.2%	401,222	3,227	3.2%
Securitized debt, collateralized by seasoned subprime residential mortgage loans	7,025,781	63,245	3.6%	3,843,969	35,449	3.7%
Total	$13,585,665	$99,506	2.9%	$11,859,833	$77,051	2.6%

Economic net interest income/net interest rate spread		$151,342	3.6%		$134,714	3.4%

Net interest-earning assets/net interest margin	$1,796,886		3.9%	$2,228,873		3.8%

Ratio of interest-earning assets to interest bearing liabilities	1.13			1.19

(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

The table below shows our Net Income, Economic Net Interest Income and Core Earnings, each as a percentage of average equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of Company’s beginning and ending equity balance for the period reported. Economic Net Interest Income is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Core Earnings is a non-GAAP measures as defined in previous section.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Equity
	(Ratios have been annualized)
For The Quarter Ended September 30, 2016	23.04%	20.18%	17.14%
For The Quarter Ended June 30, 2016	10.09%	17.61%	13.00%
For The Quarter Ended March 31, 2016	11.34%	17.28%	14.95%
For The Quarter Ended December 31, 2015	15.22%	16.52%	13.23%
For The Quarter Ended September 30, 2015	(5.89)%	16.43%	13.14%

For The Year Ended December 31, 2015	7.52%	17.12%	14.20%
For The Year Ended December 31, 2014	16.99%	14.06%	12.70%
* Includes effect of realized losses on interest rate swaps.

The table below presents changes in accretable yield, or the excess of the security’s cash flows expected to be collected over the Company’s investment, solely as it pertains to the Company’s Non-Agency RMBS portfolio accounted for according to the provisions of ASC 310-30.

	For the Quarter Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(dollars in thousands)		(dollars in thousands)
Balance at beginning of period	$1,714,592	$1,698,323	$1,742,744	$1,534,497
Purchases	18,316	133,227	60,915	241,852
Yield income earned	(69,850)	(72,557)	(141,256)	(213,267)
Reclassification (to) from non-accretable difference	(29,490)	19,205	(2,031)	238,012
Sales and deconsolidation	(12,907)	(418)	(39,711)	(23,314)
Balance at end of period	$1,620,661	$1,777,780	$1,620,661	$1,777,780

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.